     As filed with the Securities and Exchange Commission on December 10, 2004
                                                    Registration No. 333-
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------
                                    FORM S-3

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                               ------------------

                         THE GREENBRIER COMPANIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                    93-0816972
      (State or Other Jurisdiction of                      (I.R.S. Employer
       Incorporation or Organization)                   Identification Number)

                               ------------------

                        ONE CENTERPOINTE DRIVE, SUITE 200
                            LAKE OSWEGO, OREGON 97035
                            TELEPHONE: (503) 684-7000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                              ------------------

                                 LARRY G. BRADY
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                         THE GREENBRIER COMPANIES, INC.
                        ONE CENTERPOINTE DRIVE, SUITE 200
                            LAKE OSWEGO, OREGON 97035
                            TELEPHONE: (503) 684-7000

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                     Copies to:
           DAVID A. ZAGORE, ESQ.                       NORRISS M. WEBB, ESQ.
      SQUIRE, SANDERS & DEMPSEY L.L.P.            THE GREENBRIER COMPANIES, INC.
             4900 KEY TOWER                         ONE CENTERPOINTE DRIVE
           127 PUBLIC SQUARE                              SUITE 200
         CLEVELAND, OHIO 44114                      LAKE OSWEGO, OREGON 97035

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF SECURITIES            AMOUNT TO BE        OFFERING PRICE      AGGREGATE OFFERING       AMOUNT OF
                TO BE REGISTERED                      REGISTERED          PER UNIT (1)           PRICE (1)        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share (2).          6,000,000             $31.94             $191,640,000           $24,281
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933.

(2) Each share of common stock includes a share purchase right to purchase one-hundredth of a share of Series A Participating Preferred Stock at a price of $100 per right, subject to adjustment.

                               ------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement that is filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 SUBJECT TO COMPLETION, DATED DECEMBER 10, 2004

PROSPECTUS

                         THE GREENBRIER COMPANIES, INC.

                                   [GBX LOGO]

                                6,000,000 Shares

                                  Common Stock

                                  ------------

         We may offer, from time to time, up to 6,000,000 shares of our common stock. Our common stock is traded on the New York Stock Exchange under the symbol "GBX."

         Before you decide to invest in any common stock offered, you should carefully read this prospectus, the documents that are incorporated by reference in this prospectus, and the prospectus supplement that will be provided containing specific information relating to an offering. This prospectus may not be used to consummate sales of any offered common stock unless it is accompanied by a prospectus supplement describing the terms of that offering.

                                  ------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.







                  The date of this prospectus is       , 2004.

                                TABLE OF CONTENTS


About This Prospectus.......................................................i
Where You Can Obtain Additional Information................................ii
Incorporation of Documents by Reference....................................ii
Forward-Looking Statements................................................iii
About Greenbrier............................................................1
Use of Proceeds.............................................................1
Description of Capital Stock................................................1
Plan of Distribution........................................................4
Legal Matters...............................................................5
Experts.....................................................................5


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer and sell our common stock in one or more offerings up to a maximum aggregate of 6,000,000 shares.

         This prospectus provides you with a general description of the common stock we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by an inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail regarding the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading "Where You Can Obtain Additional Information."


         NO PERSON HAS BEEN AUTHORIZED TO PROVIDE YOU WITH INFORMATION OR MAKE ANY REPRESENTATION ABOUT US THAT IS DIFFERENT FROM OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS DOCUMENT. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. NO OFFER TO SELL THESE SECURITIES IS BEING MADE IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE DELIVERY OF THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY SALE OF COMMON STOCK IMPLIES THAT THERE HAS BEEN NO CHANGE IN OUR BUSINESS, FINANCIAL CONDITIONS, RESULTS OF OPERATIONS OR PROSPECTS AT ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934. You can inspect and copy, at prescribed rates, these reports, proxy statements and other information at the public reference facilities of the SEC, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You can also inspect reports and other information that we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         We have filed a registration statement on Form S-3, of which this prospectus is a part, covering the equity securities offered by this prospectus. As allowed by SEC rules and regulations, this prospectus does not contain all of the information set forth in the registration statement and the related exhibits. We refer you to the registration statement and the related exhibits for further information and this prospectus is qualified in its entirety by such other information.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

         We are incorporating by reference in this prospectus the documents we file with the SEC. This means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We are incorporating by reference the following documents.

     - Our Annual Report on Form 10-K for the year ended August 31, 2004, filed with the SEC on November 12, 2004;

     -    Our Current Report on Form 8-K filed with the SEC on October 8, 2004;

     -    Our Current Report on Form 8-K filed with the SEC on November 15,
          2004;

     -    Our Current Report on Form 8-K filed with the SEC on December 7, 2004;

     - The description of our common stock, par value $0.001 per share, included in our registration statement on Form 8-A filed with the SEC on June 13, 1994;

     - The description of our share purchase rights, par value $0.001 per share, included in our registration statement on Form 8-A filed with the SEC on September 16, 2004; and

     - All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the completion of the offering made pursuant to this prospectus and any applicable prospectus supplement.

         Any statement contained in a document incorporated by reference in this prospectus or the applicable prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus or the applicable prospectus supplement to the extent that a statement contained in this prospectus, in the applicable prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the applicable prospectus supplement. Information that we file with the SEC after the date of this prospectus or the applicable prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus or the applicable prospectus supplement to the extent that the subsequently filed information modifies or supersedes the existing information.

         We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus or the applicable prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. You may request a copy of these filings at the following address and telephone:

                         The Greenbrier Companies, Inc.
                         One Centerpointe Drive, Suite 200
                         Lake Oswego, Oregon 97035
                         Attention: Investor Relations
                         Telephone: (503) 684-7000


                           FORWARD-LOOKING STATEMENTS

         This prospectus, including information incorporated by reference in this prospectus, contains statements that we believe are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, including statements as to our expectations, beliefs and strategies regarding the future. These forward-looking statements are subject to risks and uncertainties that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those currently anticipated. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect our future financial performance and stockholder value include the following:

         - a delay or failure of acquired businesses, products or services to compete successfully;
         - actual future costs and the availability of materials and a trained workforce;
         - steel price increases, scrap surcharges and other commodity prices fluctuations and their impact on railcar demand and margins;
         - continued industry demand at current levels for railcar products, given substantial price increases;
         - ability to obtain suitable contracts for railcars held for sale;
         - ability to grow our railcar services and lease fleet and management services businesses;
         - availability of financing sources and borrowing base for working capital, other business development activities, capital spending and railcar warehousing activities;
         - ability to renew or obtain sufficient lines of credit and performance guarantees on acceptable terms;
         - competitive factors, including introduction of competitive products, price pressures and competitiveness of our manufacturing facilities and products;
         - industry overcapacity and our manufacturing capacity utilization;
         -        ability to adjust to cyclical nature of railcar industry;
         - domestic and global business conditions and growth or reduction in the surface transportation industry;
         - domestic and global political, regulatory or economic conditions including such matters as terrorism, war, embargoes or quotas;
         -        the effects of car hire deprescription on leasing revenue;
         - ability to obtain purchase orders that contain provisions for the escalation of prices due to increased costs of materials and components;
         -        availability of subcontractors;
         -        ability to utilize beneficial tax strategies;
         -        decreases in carrying value of assets due to impairment;
         - severance or other costs or charges associated with lay-offs, shutdowns, or reducing the size and scope of operations;
         -        changes in future maintenance requirements;
         - effects of local statutory accounting conventions on compliance with certain covenants in loan agreements;
         - changes in product mix and the mix between the manufacturing and leasing & services segments;
         -        changes in fuel and/or energy prices;
         - labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo;

         - production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of subcontractors or suppliers;
         -        lower than anticipated residual values for leased equipment;
         - discovery of defects in railcars resulting in increased warranty cost or litigation;
         -        resolution or outcome of pending litigation;
         -        the ability to consummate expected sales;
         - ability to obtain adequate certification and licensing of products;
         - delays in receipt of orders, risks that contracts may be canceled during their term or not renewed and that customers may not purchase as much equipment under the contracts as anticipated;
         -        financial condition of principal customers;
         -        market acceptance of products;
         -        ability to obtain insurance at acceptable rates;
         -        changes in interest rates;
         - availability and price of essential raw materials, specialties or components, including steel and steel castings, to permit manufacture of units on order;
         - ability to replace maturing lease revenue and earnings with revenue and earnings from additions to the lease fleet and management services; and
         - financial impacts from currency fluctuations in our worldwide operations.

         Any forward-looking statements should be considered in light of these factors. We assume no obligation to update or revise any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting the forward-looking statements.

                                ABOUT GREENBRIER

         We are a leading supplier of transportation equipment and services to the railroad and related transportation industries. Our principal business activities include:

         - designing, manufacturing and marketing intermodal railcars, conventional railcars, specialty railcars and marine vessels and repairing and refurbishing intermodal and conventional railcars; and

         - leasing and providing management services to the North American rail transportation industry.

         With operations in the United States, Canada, Mexico and Europe, the manufacturing segment of our business produces double-stack intermodal railcars, conventional railcars, specialty railcars and marine vessels, and performs repair, refurbishment and maintenance activities for both intermodal and conventional railcars. The leasing and services segment owns approximately 11,000 railcars and performs management services for approximately 122,000 railcars for railroads, shippers, carriers and other leasing and transportation companies.

         We are a Delaware corporation that was formed in 1981. Our principal executive offices are located at One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035, and our telephone number is (503) 684-7000.

                                 USE OF PROCEEDS

         Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and such prospectus supplement for general corporate purposes, which may include the repayment of existing debt, the financing of working capital needs, capital expenditures and acquisitions. Accordingly, our management will have discretion in the application of the net proceeds. We may temporarily invest the net proceeds in short-term, interest-bearing, investment-grade securities.

                          DESCRIPTION OF CAPITAL STOCK

         The following description is a general summary of the terms of our common stock and preferred stock. The description below and in any prospectus supplement does not include all of the terms of the common stock and preferred stock and should be read together with our Restated Certificate of Incorporation, Amended and Restated By-Laws, as further amended, and Rights Agreement, copies of which have been filed with the SEC.

GENERAL

         Under our Restated Certificate of Incorporation, we are authorized to issue 75,000,000 shares, of which 50,000,000 shall be shares of common stock, par value $0.001 per share, and 25,000,000 shall be shares of preferred stock, par value $0.001 per share. As of October 29, 2004, 14,899,842 shares of common stock were issued and outstanding, including 8,588,000 shares beneficially owned by our two principal stockholders. This includes 750,000 shares held by charitable remainder unitrusts created by each of our two principal stockholders. These unitrusts expire on December 29, 2004, at which point the shares held by the unitrusts will be distributed in accordance with the terms of the respective unitrusts. In addition, as of October 29, 2004, 867,950 shares were issuable under outstanding stock options granted under our stock option plans. We have not issued any shares of our preferred stock. However, in connection with the stockholders rights plan described below, the board has designated 200,000 shares of preferred stock as Series A participating preferred stock.

COMMON STOCK

         Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. There are no cumulative voting rights. Holders of common stock have no preemptive or conversion rights and are entitled to receive ratable dividends when and if declared by the board of directors out of funds legally available for the payment of dividends, subject to any preferential rights of any then-outstanding preferred stock. There are no redemption or sinking fund provisions applicable to common stock. Subject to the rights of holders of any preferred stock, holders of common stock are entitled to share ratably in our assets legally available for distribution to stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

         Our common stock is listed on the New York Stock Exchange under the symbol "GBX."

PREFERRED STOCK

         The board of directors may, without further action by the stockholders, subject to New York Stock Exchange rules, issue preferred stock in one or more series and fix the rights and preferences of the preferred stock, including voting rights, dividend rates, conversion rights, terms of redemption (including sinking fund provisions) and liquidation preferences. The issuance of preferred stock by action of the board of directors could adversely affect the voting power, dividend rights and other rights of holders of common stock. Issuance of a series of preferred stock also could, depending upon the terms of series, impede the completion of a merger, tender offer or other takeover attempt.

         In connection with the stockholders rights plan described below, the board has designated 200,000 shares of preferred stock as Series A participating preferred stock, $0.001 par value. None of these shares of preferred stock have been issued or are outstanding. The number of shares of Series A participating preferred stock may be increased or decreased by the board without stockholder approval provided that the number of shares of Series A participating preferred stock is at least equal to the number of shares outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities.

         When the Series A participating preferred stock is issued, each holder of one-one hundredth of a share of Series A participating preferred stock will be entitled to one vote on all matters to be voted upon by the stockholders. Except as otherwise provided, holders of Series A participating preferred stock and common stock will vote together as a single class. The Series A participating preferred stock will rank junior to all other series of our preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, but senior to our common stock. Shares of Series A participating preferred stock will not be redeemable.

ANTI-TAKEOVER PROVISIONS

         Our Restated Certificate of Incorporation and Amended and Restated By-Laws, as currently in effect, contain provisions that may have the effect of delaying, deferring or preventing a change in control of our ownership or management. They provide for:

         - A classified board of directors, with each class containing as nearly as possible one-third of the total number of members of the board of directors and the members of each class serving for staggered three-year terms;

         - A vote of at least 55% of our voting securities to amend some provisions of the Restated Certificate of Incorporation;

         - No less than 40 days' advance notice with respect to nominations of directors or other matters to be voted on by stockholders other than by or at the direction of the board of directors;

         - The calling of special meetings of stockholders only by the president or a majority of the board of directors; and

         - The designation of the terms of preferred stock issuable pursuant to a stockholder rights plan, as described below.

         Delaware Anti-Takeover Provision. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a "business combination," except under certain circumstances, with an "interested stockholder" for a period of three years following the date such person became an "interested stockholder" unless:

         - before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

         - upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who also are officers of the corporation and shares held by employee stock plans; or

         - at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

         The term "interested stockholder" generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation's outstanding voting stock. The term "business combination" includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or any amendment thereto. Our Restated Certificate of Incorporation does not contain any such exclusion.

STOCKHOLDER RIGHTS PLAN

         On July 13, 2004, our board of directors adopted a stockholder rights plan pursuant to which each stockholder of record as of July 26, 2004 received a dividend distribution of one preferred stock purchase right per share of common stock. The terms of the stock purchase rights are set forth in a rights agreement, as amended, between us and a rights agent designated for this purpose. Each right initially entitles the registered holder to purchase one one-hundredth of a share of Series A participating preferred stock, $0.001 par value, at a price of $100 per right, subject to adjustment. The rights are not presently exercisable. Until they become exercisable, the rights will automatically trade with the underlying common stock and no separate preferred stock purchase rights certificates will be distributed at this time. The rights can be exercised on a cashless basis. The rights will expire at the earlier of July 26, 2014 or the redemption or exchange of the rights. The board may amend or terminate the rights plan at any time or redeem the rights for $0.01 per right at any time until ten days after a person or group meets a triggering threshold as described below.

         The rights become exercisable ten days following the date a person or group first acquires 12% or more of our common stock or ten business days following the commencement of a tender offer that would result in a person or group beneficially owning 12% or more of our outstanding common stock. In determining whether 12% ownership has been acquired for purposes of the rights plan, the present beneficial holdings of our two principal stockholders, which constitute 28.8% of our common stock for each stockholder, are grandfathered. Subject to limited exceptions, the rights also will become exercisable if either principal stockholder increases the number of shares he currently beneficially owns.

         If a person or group acquires, obtains a right to acquire or commences a tender offer for 12% or more of our common stock, each holder of rights will be entitled to exercise such rights in order to receive that number of shares of our common stock equal to twice the exercise price of the rights. In addition, in the event of a business combination or certain sale transactions, the rights permit their holders to receive, upon the exercise at the then-current exercise price, that number of shares of the acquirer's or surviving corporation's common stock having a market value of two times the exercise price of the right. At any time after a person or group acquires 12% or more of our common stock and before the person or group acquires 50% of more of our common stock, we may exchange all of the then-outstanding rights for common stock at an exchange ratio of one share of common stock per right, subject to adjustment. In each case, the rights associated with the shares of our common stock owned by the triggering person or group are not exercisable.

         On July 26, 2004, Alan James, then-chairman of our board of directors filed an action in the Court of Chancery of the State of Delaware against us and all of our then-existing directors other than Mr. James. On October 29, 2004, Mr. James was the beneficial owner of 28.8% of our shares. The action seeks rescission of the rights agreement, alleging, among other things, that directors breached their fiduciary duties in adopting the rights agreement and that adopting the rights agreement breached the right-of-first-refusal provisions of a stockholders' agreement among Mr. James, William A. Furman and us. Subsequently, the action has been amended to remove the claims regarding the stockholders' agreement. The lawsuit does not seek monetary damages. We believe the lawsuit is without merit and intend to vigorously defend our position.

NUMBER OF DIRECTORS; FILLING VACANCIES

         Our Amended and Restated By-Laws, as currently in effect, provide that the number of directors shall be eight. The stockholders and the board of directors have the authority to adopt, repeal or amend the by-laws. The affirmative vote of a majority of the total number of votes of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, may remove any director with or without cause. Unless previously filled by the holders of at least a majority of the shares of capital stock entitled to vote for the election of directors, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

                              PLAN OF DISTRIBUTION

         The common stock being offered by this prospectus may be sold:

         -        through agents,

         -        to or through underwriters,

         -        through broker-dealers (acting as agent or principal),

         - directly to purchasers, through a specific bidding or auction process or otherwise, or

         -        through a combination of any such methods of sale.

         The distribution of the common stock may be effected from time to time in one or more transactions. The common stock may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

         Any underwriter or agent involved in the offer and sale of the common stock will be named in the applicable prospectus supplement.

         If we use underwriters for an offering of common stock, the underwriters will acquire the common stock for their own accounts. We also may, from time to time, authorize underwriters acting as agents to offer and sell the common stock upon the terms and conditions as will be set forth in the applicable prospectus supplement. In connection with the sale of the common stock, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers of the common stock. We and any underwriters may sell the common stock to or through dealers, who may receive compensation in the form of discounts, concessions and/or commissions from the purchasers of the common stock.

         Any underwriting compensation paid by us to underwriters or agents in connection with any offering of the common stock and any discounts, concessions or commissions to participating dealers will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may agree to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments underwriters, dealers, or agents may be required to make.

         If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase common stock from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. The applicable prospectus supplement will set forth the commission payable for solicitation of such offers.

         Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of shares of common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of common stock originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

         Underwriters and their affiliates may engage in transactions with or perform services for us in the ordinary course of business.


                                  LEGAL MATTERS

         The validity of the issuance of the shares of common stock being offered by us by this prospectus will be passed upon by Squire, Sanders & Dempsey L.L.P.


                                     EXPERTS


         The financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended August 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Set forth below is an estimate (except for the registration fee) of the fees and expenses payable by us in connection with the sale of common stock being registered.

SEC registration fee..........................................         $24,281
NYSE listing fee..............................................          21,000
Blue sky fees and expenses....................................           5,000
Printing and engraving expenses...............................          50,000
Transfer agent's fees.........................................           3,500
Legal fees and expenses.......................................         100,000
Accounting fees and expenses..................................          75,000
Miscellaneous.................................................          21,219
         Total................................................        $300,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Delaware General Corporation Law ("DGCL"), the Company's Restated Certificate of Incorporation (the "Certificate"), and the Company's Amended and Restated Bylaws (the "Bylaws"), the Company has broad powers to indemnify directors and officers against liabilities that they may incur in such capacities.

         Pursuant to Section 102(b)(7) of the DGCL, Article Sixth of the Certificate contains the following provision relating to the personal liability of the Company's directors:

                  "No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability, to the extent provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. This Article Sixth shall not eliminate or limit the liability of a director for any act or omission which occurred prior to the effective date of its adoption. Any repeal or modification of this Article Sixth by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

         Pursuant to DGCL Section 145 and Article Seventh of the Certificate,
Article VIII of the Company's Amended and Restated Bylaws provides:

                   "Section 1.   Directors and Officers.

                  (a) Indemnity in Third-Party Proceedings. The corporation shall indemnify its Directors and officers in accordance with the provisions of this Section 1(a) if the Director or officer was or is a party to, or is threatened to be made a party to, any proceeding (other than a proceeding by or in the right of the corporation to procure a judgment in its favor), against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Director or officer in connection with such proceeding if the Director or officer acted in good faith and in a manner the Director or officer reasonably believed was in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the Director or officer, in addition, had no reasonable cause to believe that the Director's or officer's conduct was unlawful; provided, however, that the Director or officer shall not be entitled to indemnification under this Section 1(a): (i) in connection with any proceeding charging improper personal benefit to the Director or officer in which the Director or officer is adjudged liable on the basis that personal benefit was improperly received by the Director or officer unless and only to the extent that the court conducting such proceeding or any other court of competent jurisdiction determines upon application that, despite the adjudication of liability, the Director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, or
                  (ii) in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (A) such indemnification is expressly required to be made by law, (B) the proceeding was authorized by the Board of Directors, or (C) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law."

         In addition to the indemnification and exculpation provided by the Company's Certificate and Bylaws, the Company has entered into an indemnification agreement with each of its directors and officers. The indemnification agreements provide that no director or officer shall have a monetary liability of any kind in respect of the director's or officer's errors or omissions in serving the Company or any of its subsidiaries, stockholders or related enterprises, so long as such errors are not shown by clear and convincing evidence to have involved: (i) any breach of the duty of loyalty to such entities; (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of the law; (iii) any transaction from which the director or officer derived an improper personal benefit; (iv) any unlawful corporate distribution as defined in the DGCL; or (v) profits made from the purchase and sale by the director or officer of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934. Furthermore, regardless of the theory of liability asserted and to the fullest extent permitted by law, no director or officer shall have personal liability for (i) punitive, exemplary or consequential damages; (ii) treble or other damages computed based upon any multiple of damages actually and directly proved to have been sustained; (iii) fees of attorneys, accountants, expert witnesses or professional consultants; or (iv) civil fines or penalties of any kind or nature whatsoever.

         The indemnification agreements also require the Company to indemnify any director or officer who is a party to, or is threatened to be made a party to, any proceeding, against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with such proceeding, if the director or officer: (i) acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the Company; and (ii) with respect to any criminal proceeding, the director or officer also had no reasonable cause to believe that his or her conduct was unlawful. In any proceeding charging a director or officer with improper personal benefit to the director or officer, the Company will indemnify the director or officer if the appropriate court determines that the director or officer is fairly and reasonably entitled to indemnification.

         The indemnification agreements also provide indemnity to a director or officer in proceedings brought by or in the right of the Company, as long as the director or officer acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company. If a director or officer is adjudged liable to the Company, he or she will not be indemnified unless the appropriate court determines that the director or officer is fairly and reasonably entitled to indemnification.

         Notwithstanding the foregoing, the indemnification agreements indemnify each director and officer to the fullest extent permitted by law with respect to any proceeding against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with any proceeding. The forms of indemnification agreements entered into between the Company and its officers and directors have been filed with the Commission and are incorporated by reference to the Company's Registration Statement on Form S-1, as declared effective on July 11, 1994 (Registration No. 33-78852).

         The Company maintains directors' and officers' liability insurance under which the Company's directors and officers are insured against claims for errors, neglect, breach of duty and other matters.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER            DESCRIPTION OF DOCUMENT
-------           -----------------------

1 *               Form of Underwriting Agreement

4.1 Registrant's Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement No. 33-78852, effective July 11, 1994), together with Certificate of Designation of Preferences and Rights of Series A Preferred Stock, dated July 13, 2004 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended August 31, 2004).

4.2 Registrant's Amended and Restated By-laws, as amended on November 9, 1994, January 8, 2002 and August 20, 2004 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended August 31, 2004).

4.3 Rights Agreement, dated as of July 13, 2004, between the Registrant and EquiServe Trust Company, N.A., as Rights Agent, (incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form 8-A, filed September 16, 2004), as amended by Amendment No. 1 to Rights Agreement dated as of November 9, 2004 between the Company and Equiserve Trust Company, N.A. (incorporated herein by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form 8-K, filed November 15, 2004).

5                 Opinion of Squire, Sanders & Dempsey L.L.P.

23.1 Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2              Consent of Squire, Sanders & Dempsey L.L.P. (included in
                  Exhibit 5).

24                Powers of Attorney.

-------------

* To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement.

ITEM 17.  UNDERTAKINGS.

(a)  The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the
                  Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registration pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Oswego, State of Oregon, on December 10, 2004.

                                      THE GREENBRIER COMPANIES, INC.

                                      By: /s/ WILLIAM A. FURMAN
                                          -------------------------------------
                                          William A. Furman
                                          Chief Executive Officer and President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 10, 2004:


              Signature                           Title
              ---------                           -----

*/s/ BENJAMIN R. WHITELEY                Chairman of the Board of Directors
-----------------------------------
Benjamin R. Whiteley

*/s/ WILLIAM A. FURMAN                   Chief Executive Officer,
-----------------------------------      President and Director
William A. Furman                        (Principal Executive Officer)

*/s/ LARRY G. BRADY                      Senior Vice President and
-----------------------------------      Chief Financial Officer
Larry G. Brady                           (Principal Financial and
                                         Accounting Officer)

*/s/ VICTOR G. ATIYEH                    Director
------------------------------------
Victor G. Atiyeh

                                         Director
-------------------------------------
Alan James

*/s/ DUANE C. MCDOUGALL                  Director
-----------------------------------
Duane C. McDougall

*/s/ A. DANIEL O'NEAL, JR.               Director
-----------------------------------
A. Daniel O'Neal, Jr.

*/s/ C. BRUCE WARD                       Director
-----------------------------------
C. Bruce Ward

*/s/ DONALD A. WASHBURN                  Director
-----------------------------------
Donald A. Washburn



*By /s/ LARRY G. BRADY
   --------------------------------
   Larry G. Brady, Attorney-in-Fact

                                  EXHIBIT INDEX




EXHIBIT
NUMBER            DESCRIPTION OF DOCUMENT

1 *               Form of Underwriting Agreement

4.1 Registrant's Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement No. 33-78852, effective July 11, 1994), together with Certificate of Designation of Preferences and Rights of Series A Preferred Stock, dated July 13, 2004 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended August 31, 2004).

4.2 Registrant's Amended and Restated By-laws, as amended on November 9, 1994, January 8, 2002 and August 20, 2004 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended August 31, 2004).

4.3 Rights Agreement, dated as of July 13, 2004, between the Registrant and EquiServe Trust Company, N.A., as Rights Agent, (incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form 8-A, filed September 16, 2004), as amended by Amendment No. 1 to Rights Agreement dated as of November 9, 2004 between the Company and Equiserve Trust Company, N.A. (incorporated herein by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form 8-K, filed November 15, 2004).

5                 Opinion of Squire, Sanders & Dempsey L.L.P.

23.1 Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2              Consent of Squire, Sanders & Dempsey L.L.P. (included in
                  Exhibit 5).

24                Powers of Attorney.

-------------

* To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement.